SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): April 18, 2007

ROTOBLOCK CORPORATION
(Exact name of registrant as specified in its charter)

                                                                                                    Nevada                                    333-116324                                      20-08987999
                                                                                    (State of incorporation)               (Commission File No.)                    (IRS Employer ID No.)

300 B Street
Santa Rosa, California 95401
(Address of principal executive offices, including zip code)

(707) 578-5220
(Registrant's telephone number, including area code)

(NONE)
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Section 5- Corporate Governance and Management\

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant is announcing resignation of Renay Cude as Corporate Secretary and as a director, effective April 18, 2007. The Registrant also is announcing the appointment of Mariya Petrovska as Corporate Secretary and a director, effective as of April 18, 2007

At this time, Ms Petrovska does not have an employment agreement or other compensatory arrangement with the Registrant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ROTOBLOCK CORPORATION

Dated: April 19, 2007                                                    By: /s/ Matthias Heinze,  President